Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 18, 2005 accompanying the consolidated financial statements included in the Annual Report of Delphax Technologies Inc. and Subsidiaries on Form 10-K for the years ended September 30, 2005 and 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Delphax Technologies Inc. and Subsidiaries on Forms S-8 (File Nos. 333-69733 and 333-75504) and Form S-3 (File No. 333-113081).

/s/ Grant Thornton LLP
Grant Thornton LLP

Minneapolis, Minnesota
December 7, 2004